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                                                                       EXHIBIT J

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated October 22, 2001 in the Registration Statement (Form N-1A) of the Ariel Growth Fund and its incorporation by reference in the related Prospectuses and Statement of Additional Information of the Ariel Investment Trust, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933 (File No. 33-7699) and in this Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4786).


                                                    /s/Ernst & Young LLP


Chicago, Illinois
January 25, 2002